As filed with the Securities and Exchange Commission on April 26, 2013.

Registration No. 333-173446

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0513080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4400 Post Oak Parkway

Suite 1000

Houston, Texas 77027

(713) 403-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert R. Harl

President and Chief Executive Officer

Willbros Group, Inc.

4400 Post Oak Parkway, Suite 1000

Houston, Texas 77027

(713) 403-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Robert J. Melgaard, Esq.

Mark D. Berman, Esq.

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172

(918) 586-5711

(918) 586-8548 (Facsimile)

Approximate date of commencement of proposed sale to the public: From time to time, at the discretion of the selling stockholder, after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-173446) is being filed for the purpose of updating the Registration Statement as a result of Willbros Group, Inc. regaining its eligibility to use Form S-3 subsequent to a late filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither the registrant nor the selling stockholder is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 26, 2013

7,919,575

SHARES

WILLBROS GROUP, INC.

COMMON STOCK

This prospectus relates to shares of common stock that may be sold by the selling stockholder identified in this prospectus. The selling stockholder acquired the shares in a private placement of our common stock in connection with our acquisition of InfrastruX Group, Inc. (“InfrastruX”). We are registering the offer and sale of the shares of common stock to satisfy registration rights we have granted. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

The selling stockholder, or its transferees, pledgees, donees or other successors in interest, may sell its shares by the methods described under “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “WG.” On April 25, 2013 the last reported sales price for our common stock was $9.27.

There are significant risks associated with an investment in our securities. We strongly recommend that you read carefully the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

You should rely only on the information contained in or specifically incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or incorporated by reference into this prospectus may only be accurate on the date of those documents.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “Willbros,” the “Company,” “we,” “us,” “our,” or similar terms refer to Willbros Group, Inc., a Delaware corporation, its consolidated subsidiaries and their predecessors.

WILLBROS GROUP, INC.

Our Business

We are a full service engineering and construction company specializing in energy infrastructure serving the oil and gas, refinery, petrochemical and power industries. Our services include engineering, procurement and construction (individually or as an integrated engineering, procurement and construction (“EPC”) offering), project management, maintenance and lifecycle extension services. We believe our long experience and expertise in the planning and execution of projects differentiates us from our competitors and provides us with competitive advantages in the markets we serve. Our engineering and project management capabilities position us for early involvement in projects and support our EPC service offering. Our maintenance capabilities provide us the opportunity to participate in the full life cycle of projects, many of which have design lives of more than 25 years.

Our Executive Offices

We are incorporated in Delaware and our executive offices are located at 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, and our telephone number is (713) 403-8000. Information contained on our website http://www.willbros.com, is not, and you must not consider such information to be, a part of this prospectus.

InfrastruX Acquisition and Private Placement of Common Stock

On July 1, 2010, we completed the acquisition of InfrastruX. As partial consideration for the acquisition, we issued a total of 7,919,575 shares of our common stock to InfrastruX Holdings, LLC, the selling stockholder. The shares of common stock were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. This prospectus covers the resale by the selling stockholder of the shares of common stock that were issued in the private placement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. If any of such risks actually occurs, our business, results of operations and financial condition will likely suffer. As a result, the trading price of our common stock may decline, and you might lose part or all of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares in this offering. The selling stockholder will receive all of the proceeds from sales of the shares sold from time to time in this offering.

PRICE RANGE OF COMMON STOCK

AND DIVIDEND POLICY

Our common stock is listed on the New York Stock Exchange under the symbol “WG.” The following table sets forth the high and low sale prices per share for our common stock as reported by the New York Stock Exchange for the periods indicated:

	HIGH	LOW
For the fiscal year ended December 31, 2011:
First Quarter	$12.55	$9.03
Second Quarter	11.87	7.50
Third Quarter	9.41	4.15
Fourth Quarter	5.53	3.13
For the fiscal year ended December 31, 2012:
First Quarter	$5.10	$3.24
Second Quarter	6.69	3.75
Third Quarter	7.22	4.86
Fourth Quarter	5.72	4.12
For the fiscal year ended December 31, 2013:
First Quarter	$9.96	$5.48
Second Quarter (through April 25, 2013)	10.45	8.53

Substantially all of our stockholders maintain their shares in “street name” accounts and are not, individually, stockholders of record. As of February 27, 2013, our common stock was held by approximately 250 holders of record and an estimated 4,850 beneficial owners.

Since 1991, we have not paid any cash dividends on our capital stock, except dividends paid in 1996 on our outstanding shares of preferred stock, which were converted into shares of common stock on July 15, 1996. We anticipate that we will retain earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Our senior secured credit facility prohibits us from paying cash dividends on our common stock.

CAUTIONARY NOTICE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments which we expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), oil, gas, gas liquids and power prices, demand for our services, the amount and nature of future investments by governments, expansion and other development trends of the oil and gas, refinery, petrochemical and power industries, business strategy, expansion and growth of our business and operations, the outcome of legal proceedings and other such matters are forward-looking statements. These forward-looking statements are based on assumptions and analyses we made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties. As a result, actual results could differ materially from our expectations. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:

•	curtailment of capital expenditures and the unavailability of project funding in the oil and gas, refinery, petrochemical and power industries;

•	inability to obtain adequate financing on reasonable terms;

•	increased capacity and decreased demand for our services in the more competitive industry segments that we serve;

•	reduced creditworthiness of our customer base and higher risk of non-payment of receivables;

•	inability to lower our cost structure to remain competitive in the market or to achieve anticipated operating margins;

•	inability of the energy service sector to reduce costs when necessary to a level where our customers’ project economics support a reasonable level of development work;

•	inability to predict the timing of an increase in energy sector capital spending, which results in staffing below the level required to service such an increase;

•	reduction of services to existing and prospective clients when they bring historically out-sourced services back in-house to preserve intellectual capital and minimize layoffs;

•

the consequences we may encounter if we violate the Foreign Corrupt Practices Act (the “FCPA”) or other anti-corruption laws in view of the 2008 final settlements with the Department of Justice and the Securities and Exchange Commission (“SEC”) in which we admitted prior FCPA violations, including the imposition of civil or criminal fines, penalties, enhanced monitoring arrangements, or other sanctions that might be imposed;

•	the consequences we may encounter if we are unable to make payments required of us pursuant to our settlement agreement of the West African Gas Pipeline Company Limited lawsuit;

•	the dishonesty of employees and/or other representatives or their refusal to abide by applicable laws and our established policies and rules;

•	adverse weather conditions not anticipated in bids and estimates;

•	project cost overruns, unforeseen schedule delays and the application of liquidated damages;

•

the occurrence during the course of our operations of accidents and injuries to our personnel, as well as to third parties, that negatively affect our safety record, which is a factor used by many clients to pre-qualify and otherwise award work to contractors in our industry;

•	cancellation of projects, in whole or in part, for any reason;

•	failing to realize cost recoveries on claims or change orders from projects completed or in progress within a reasonable period after completion of the relevant project;

•	political or social circumstances impeding the progress of our work and increasing the cost of performance;

•	inability to obtain and maintain legal registration status in one or more foreign countries in which we are seeking to do business;

•	failure to obtain the timely award of one or more projects;

•	inability to hire and retain sufficient skilled labor to execute our current work, our work in backlog and future work we have not yet been awarded;

•	inability to execute cost-reimbursable projects within the target cost, thus eroding contract margin and, potentially, contract income on any such project;

•	inability to obtain sufficient surety bonds or letters of credit;

•	loss of the services of key management personnel;

•	the demand for energy moderating or diminishing;

•	downturns in general economic, market or business conditions in our target markets;

•	changes in and interpretation of U.S. and foreign tax laws that impact our worldwide provision for income taxes and effective income tax rate;

•	changes in applicable laws or regulations, or changed interpretations thereof, including climate change regulation;

•	changes in the scope of our expected insurance coverage;

•	inability to manage insurable risk at an affordable cost;

•	enforceable claims for which we are not fully insured;

•	incurrence of insurable claims in excess of our insurance coverage;

•	the occurrence of the risk factors incorporated by reference in this prospectus from our filings with the SEC; and

•	other factors, most of which are beyond our control.

Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

DESCRIPTION OF CAPITAL STOCK

General

We have 71,000,000 authorized shares of capital stock, consisting of (a) 70,000,000 shares of common stock, par value $0.05 per share; and (b) 1,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of April 18, 2013, 49,630,465 shares of our common stock were outstanding. All of the outstanding shares of our common stock are fully paid and nonassessable. The holders of our common stock are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors. Holders of our common stock have no right to cumulate their votes in the election of directors. Subject to the rights of any then-outstanding shares of our preferred stock, the holders of our common stock are entitled to receive dividends as may be declared in the discretion of the board of directors out of funds legally available for the payment of dividends. We are prohibited from paying cash dividends under the provisions of our senior secured credit facility.

The holders of our common stock are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding. The holders of our common stock have no preemptive, subscription, conversion or redemption rights.

Preferred Stock

As of the date of this prospectus there were no outstanding shares of preferred stock. Our board of directors may, without further approval of the stockholders, issue preferred stock from time to time in one or more series and fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

The specific matters that the board of directors may determine include the following:

•	the designation of each series;

•	the number of shares of each series;

•	the rate of any dividends;

•	whether any dividends will be cumulative or non-cumulative;

•	the terms of any redemption;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;

•	rights and terms of any conversion or exchange;

•	restrictions on the issuance of shares of the same series or any other series; and

•	any voting rights.

The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could:

•	decrease the amount of earnings and assets available for distribution to holders of common stock;

•	adversely affect the rights and powers, including voting rights, of holders of common stock; and

•	have the effect of delaying, deferring or preventing a change in control.

For example, the board of directors, with its broad power to establish the rights and preferences of authorized but unissued preferred stock, could issue one or more series of preferred stock entitling holders to vote separately as a class on any proposed merger or consolidation, to convert preferred stock into a larger number of shares of common stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

Series A Preferred Stock

In connection with the acquisition of InfrastruX, our Board of Directors authorized the issuance of a new series of preferred stock (the “Series A Preferred Stock”) pursuant to a Certificate of Designations, Preferences and Rights filed with the Secretary of State of Delaware. Shares of Series A Preferred Stock were only issuable under certain circumstances at the time of any final adjustment payment owed by us or if the earnout had been earned under the terms of our agreement to acquire InfrastruX. Such circumstances did not arise and accordingly no shares of Series A Preferred Stock have been or will be issued.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our Company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

Classified Board of Directors; Removal of Directors; Advance Notice Provisions for Stockholder Nominations

Our certificate of incorporation provides for the board of directors to be divided into three classes of directors serving staggered three-year terms, with the numbers of directors in the three classes to be as nearly equal as possible. Any director may be removed from office but only for cause and only by the affirmative vote of a majority of the then-outstanding shares of stock entitled to vote on the matter. Any stockholder wishing to submit a nomination to the board of directors must follow the procedures outlined in our bylaws. Any proposal to amend or repeal the provisions of our certificate of incorporation relating to the matters contained above in this paragraph requires the affirmative vote of the holders of 75% or more of the outstanding shares of stock entitled to vote on the matter.

Stockholder Action by Written Consent

Our certificate of incorporation and bylaws prohibit stockholder action by written consent.

Special Meetings of Stockholders

Our bylaws provide that special meetings of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer or the president.

Issuance of Preferred Stock

As described above, our certificate of incorporation authorizes a class of undesignated preferred stock consisting of 1,000,000 shares. Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

Business Combination Statute

Section 203 of the Delaware General Corporation Law (the “DGCL”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time the stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder. The restrictions of Section 203 of the DGCL do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the DGCL or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be subject to Section 203 of the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

SELLING STOCKHOLDER

The shares being offered pursuant to this prospectus by the selling stockholder are shares of our common stock previously issued to the selling stockholder. For additional information regarding the issuance of shares to the selling stockholder, see “Willbros Group, Inc.—InfrastruX Acquisition and Private Placement of Common Stock” above. We are registering the shares in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below sets forth certain information about the selling stockholder, including the name of the selling stockholder, its beneficial ownership prior to and after the completion of this offering and the number of shares of our common stock that the selling stockholder intends to sell in this offering. Except as set forth below or in the documents that we incorporate by reference, to our knowledge, neither the selling stockholder nor any entity controlling, controlled by or under common control with the selling stockholder has had any material relationship with us or any of our predecessors or affiliates within the past three years. The number of shares of common stock beneficially owned by the selling stockholder is based upon information furnished to us by or on behalf of the selling stockholder through April 25, 2013. The selling stockholder may have sold, transferred or otherwise disposed of, or purchased or otherwise acquired, shares of common stock since the date on which it provided information to us regarding its shares.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering(1)	Percentage Beneficially Owned After Offering(1)
U.S. Bank, N.A., as custodian for InfrastruX Holdings, LLC(2)	7,963,589	7,919,575	44,014		*

*	Less than 1 percent

(1)	Assumes that the selling stockholder sells all shares being offered under this prospectus. However, to our knowledge, there are no agreements, arrangements or understandings with respect to the sale of any shares, and selling stockholder may decide to sell only a portion or none of its shares that are offered under this prospectus.
(2)	The address of InfrastruX Holdings, LLC is c/o Tenaska Capital Management, LLC, 1044 North 115th Street, Suite 400, Omaha, Nebraska 68154. InfrastruX Holdings, LLC is majority owned by TPF InfrastruX Holdings, LLC, a limited liability company organized under the laws of the State of Delaware, that is wholly owned by Tenaska Power Fund, L.P., and is managed by TPF Power, Inc. Tenaska Power Fund, L.P., through one or more of its affiliates, may be deemed to control TPF Power, Inc. Tenaska PF G, LLC is the general partner of Tenaska Power Fund, L.P. Tenaska PF G, LLC is managed by Tenaska PF, Inc. As a result, Tenaska Power Fund, L.P. and Tenaska PF, Inc. may be deemed to hold voting and disposition power with respect to all of the shares held by InfrastruX Holdings, LLC. Tenaska PF, Inc. is managed by a four-person board of directors, and all board action requires approval of a majority of the board. The address of Tenaska Power Fund, L.P. is c/o Tenaska Capital Management, LLC, 1044 North 115th Street, Suite 400, Omaha, Nebraska 68154. The address of Tenaska PF, Inc. is c/o Tenaska Capital Management, LLC, 1044 North 115th Street, Suite 400, Omaha, Nebraska 68154. Tenaska Power Fund, L.P. and its affiliates own on a fully-diluted basis approximately 93.5% of the interests of InfrastruX Holdings, LLC. Tenaska Capital Management, LLC, an affiliate of Tenaska Power Fund, L.P., provides portfolio management and administrative services to Tenaska Power Fund, L.P.

We have entered into a Stockholder Agreement (as amended, the “Stockholder Agreement”) with the selling stockholder, which (i) establishes certain restrictions on transfer and resale with respect to any shares of our common stock beneficially owned by the selling stockholder and any affiliate transferees of the selling stockholder (collectively, the “Investor Group”) that agree to be bound by the provisions and entitled to the rights of the Stockholder Agreement and (ii) provides for certain corporate governance and registration rights.

Pursuant to the Stockholder Agreement, we increased the size of our Board of Directors in 2010 from eight to ten members, and the Board of Directors appointed Alan B. Levande and Daniel E. Lonergan to fill the newly created vacancies (each, an “Investor Designee” and, together with any other directors who may be designated by the selling stockholder, the “Investor Designees”). There is currently one vacancy on our Board of Directors, and the current Investor Designees are Daniel E. Lonergan and Michael C. Lebens.

The selling stockholder is entitled to designate two Investor Designees as long as the Investor Group beneficially owns all of the shares of Company common stock received in connection with the acquisition (the “Initial Shares”). After such time when the Investor Group no longer beneficially owns all of the Initial Shares, the selling stockholder will have the right to two Investor Designees as long as the Investor Group beneficially owns at least 15% of all shares of Company common stock then outstanding, and one Investor Designee as long as the Investor Group beneficially owns at least 10% but less than 15% of all shares of Company common stock then outstanding. For purposes of determining the number of Investor Designees that the selling stockholder is entitled to designate, any shares of our common stock issued to former, current or future officers, directors and employees of ours or our affiliates on or after April 1, 2011, are excluded from the determination of the Investor Group’s ownership.

The Stockholder Agreement provides that, as long as the Investor Group is entitled to designate one Investor Designee, the Investor Group will vote all of its shares of Company common stock in support of the Board of Directors’ slate of directors, and be present, in person or by proxy, at all meetings of our stockholders so that all of the shares beneficially owned by the Investor Group may be counted for purposes of determining the presence of a quorum. The selling stockholder also agreed that no member of the Investor Group will grant any proxies with respect to the shares of our common stock owned by it, other than to us, our designee or another member of the Investor Group, or deposit any shares of our common stock into a voting trust or subject any of such shares to any similar arrangement, other than with respect to another member of the Investor Group.

Pursuant to the Stockholder Agreement, until the date that is six months after the date on which the Investor Group is no longer entitled to designate at least one person to the Board of Directors, the selling stockholder has agreed that neither it nor any member of the Investor Group will directly or indirectly acquire or agree to acquire any shares of our common stock that would result in an increase in the percentage interest held by the Investor Group above the percentage held by the Investor Group on the closing date. In addition, the selling stockholder agreed that neither it nor any member of the Investor Group will take certain actions, including the solicitation of proxies to vote in any election contest with respect to us or initiate or induce any other person to initiate any stockholder proposal.

Under the Stockholder Agreement, transfer restrictions applied to the Investor Group for a specified time period after closing on our acquisition transaction with InfrastruX, unless it no longer beneficially owned 5% or more of the then-outstanding shares of our common stock. Such time periods have expired and, accordingly, the Stockholder Agreement permits the selling stockholder to freely sell any of its shares, provided that, except as otherwise provided in the Stockholder Agreement, the Investor Group may not sell, in one transaction or a series of related private transactions, more than 4.99% of the then-outstanding shares of our common stock to any one person or group, or any shares to any person or group known to own 5% or more of the then-outstanding shares of our common stock (except in multiple open market transactions).

We agreed to file a registration statement with the SEC which will be available for the resale of all shares of common stock acquired by the selling stockholder in the acquisition (the “Investor Shares”), and to use our best efforts to have the registration statement declared effective by the SEC within 180 days after the completion of the acquisition. The Investor Group may elect to sell shares under this registration statement in an underwritten public offering. In addition, the Stockholder Agreement provides the Investor Group with certain “piggyback” registration rights, pursuant to which the Investor Group may elect to participate in an underwritten public offering of our common stock initiated by us or another of our stockholders.

The holding of shares of Willbros Group, Inc. common stock should not be construed as a recommendation by the Investor Group or the selling stockholder of the investment quality of the common stock, and such holding does not imply that the Investor Group or the selling stockholder shall assist in meeting any future financial requirements of the Company.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares by the holders of the shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares. We will bear all fees and expenses incident to our obligation to register the shares referenced in this prospectus.

The selling stockholder may sell all or a portion of the shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through short sales;

•	through sales pursuant to Rule 144;

•	by broker-dealers, who may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholder may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge its shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Pursuant to the Stockholder Agreement, we will pay all expenses of the registration of the shares, estimated to be $90,064 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the Stockholder Agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the Stockholder Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Conner & Winters, LLP, Tulsa, Oklahoma.

EXPERTS

The financial statements as of and for the years ended December 31, 2012 and December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2012 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and schedule for the year ended December 31, 2010 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. In addition, any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement will be deemed incorporated by reference in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-34259) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) prior to the completion of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Our Current Reports on Form 8-K filed on January 10, 2013 (except for the information furnished under Item 7.01 of such report) and April 18, 2013; and

•

The description of our common stock contained in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-155281) filed on November 12, 2008, including any subsequent amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can access these documents on our website at http://www.willbros.com or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Willbros Group, Inc.

4400 Post Oak Parkway

Suite 1000

Houston, TX 77027

Attention: Investor Relations

(713) 403-8000

Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

All amounts, which are payable by the Registrant, are estimates, except the SEC registration fee.

SEC registration fee	$10,064	(1)
Legal fees and expenses	35,000
Accounting fees and expenses	35,000
Miscellaneous	10,000

Total	$90,064

(1)	Paid in connection with the original filing of the registration statement.

Item 15. Indemnification of Directors and Officers.

Willbros is a corporation organized under Delaware law. Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The bylaws of Willbros provide that the corporation shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the directors and officers of Willbros have entered into specific agreements which provide for indemnification of such persons by Willbros under certain circumstances.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Willbros’ certificate of incorporation provides for limitation of liability for beach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

Willbros maintains standard policies of insurance under which coverage is provided to its directors and officers against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capacities.

Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated by reference herein.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of March 11, 2010, among the Company, Co Merger Sub I, Inc., Ho Merger Sub II, LLC and InfrastruX (previously filed as Exhibit 2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010 (previously filed as Exhibit 2 to our Current Report on Form 8-K dated May 17, 2010, filed May 20, 2010, and incorporated herein by reference).

2.3	Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (previously filed as Exhibit 2 to our Current Report on Form 8-K dated June 22, 2010, filed June 28, 2010, and incorporated herein by reference).

2.4	Agreement and Plan of Merger dated December 10, 2008, among Willbros Group, Inc., a Delaware corporation, Willbros Group, Inc., a Republic of Panama corporation, and Willbros Merger, Inc., a Delaware corporation (previously filed as Annex A to the proxy statement/prospectus included in our Registration Statement on Form S-4, Registration No. 333-155281, and incorporated herein by reference).

2.5	Share Purchase Agreement dated January 6, 2013, among Interserve Holdings Limited, Willbros International Finance & Equipment Limited and Willbros Group, Inc. (previously filed as Exhibit 2.1 to our Current Report on Form 8-K dated January 6, 2013, filed January 10, 2013, and incorporated herein by reference).

4.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2	Bylaws of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3	Form of stock certificate for Common Stock, par value $0.05, of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 7, 2009, and incorporated herein by reference).

4.4	Indenture (including form of note) dated December 23, 2005, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor and The Bank of New York, as trustee, (previously filed as Exhibit 10.1 to our Current Report on Form 8-K dated December 21, 2005, filed December 23, 2005, and incorporated herein by reference).

4.5	First Supplemental Indenture dated November 2, 2007, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor, and The Bank of New York, as trustee, to the Indenture dated December 23, 2005 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.6	Waiver Agreement dated November 2, 2007, between Willbros Group, Inc., a Republic of Panama corporation, and Portside Growth and Opportunity Fund with respect to the First Supplemental Indenture listed in Exhibit 4.5 above (previously filed as Exhibit 4.1 to the Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.7	Second Supplemental Indenture, dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), as guarantor, and The Bank of New York Mellon, (formerly known as The Bank of New York), as trustee (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.8	Form of Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated by reference herein).

4.9	Form of Amendment to Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed May 10, 2010, and incorporated herein by reference).

4.10	Fourth Supplemental Indenture dated as of September 16, 2011, among Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), and BOKF, NA dba Bank of Texas, as Trustee (filed as Exhibit 4 to our Current Report on Form 8-K dated September 16, 2011, filed September 16, 2011).

4.11	Fifth Supplemental Indenture dated as of November 7, 2012, among Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), and BOKF, NA dba Bank of Texas, as trustee (filed as Exhibit 4 to our Current Report on Form 8-K dated November 7, 2012, filed November 8, 2012).

4.12	Stockholder Agreement dated as of March 11, 2010, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

4.13	First Amendment to Stockholder Agreement dated as of April 21, 2011, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated April 21, 2011, filed April 26, 2011, and incorporated herein by reference).

4.14	Certificate of Designations of Series A Preferred Stock (previously filed as Exhibit 3 to our Current Report on Form 8-K dated June 30, 2010, filed July 7, 2010, and incorporated herein by reference).

5**	Opinion of Conner & Winters, LLP, regarding the legality of the securities.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Grant Thornton LLP.

23.3**	Consent of Conner & Winters, LLP (included in Exhibit 5).

24**	Power of Attorney.

*	Included herewith.
**	Previously filed with this Registration Statement.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of April, 2013.

WILLBROS GROUP, INC.

By:	/s/ Robert R. Harl
Robert R. Harl
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

	John T. McNabb, II* John T. McNabb, II	Director and Chairman of the Board	April 26, 2013

	/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer and President (Principal Executive Officer)	April 26, 2013

	/s/ Van A. Welch Van A. Welch	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	April 26, 2013

	/s/ Geoffrey C. Stanford Geoffrey C. Stanford	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 26, 2013

	William B. Berry* William B. Berry	Director	April 26, 2013

	Edward J. DiPaolo* Edward J. DiPaolo	Director	April 26, 2013

	Charles W. Jenkins	Director

	Michael C. Lebens	Director

	Daniel E. Lonergan* Daniel E. Lonergan	Director	April 26, 2013

	Robert L. Sluder* Robert L. Sluder	Director	April 26, 2013

	S. Miller Williams* S. Miller Williams	Director	April 26, 2013

*By:	/s/ Van A. Welch
Van A. Welch, Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of March 11, 2010, among the Company, Co Merger Sub I, Inc., Ho Merger Sub II, LLC and InfrastruX (previously filed as Exhibit 2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger dated as of May 17, 2010 (previously filed as Exhibit 2 to our Current Report on Form 8-K dated May 17, 2010, filed May 20, 2010, and incorporated herein by reference).

2.3	Second Amendment to Agreement and Plan of Merger dated as of June 22, 2010 (previously filed as Exhibit 2 to our Current Report on Form 8-K dated June 22, 2010, filed June 28, 2010, and incorporated herein by reference).

2.4	Agreement and Plan of Merger dated December 10, 2008, among Willbros Group, Inc., a Delaware corporation, Willbros Group, Inc., a Republic of Panama corporation, and Willbros Merger, Inc., a Delaware corporation (previously filed as Annex A to the proxy statement/prospectus included in our Registration Statement on Form S-4, Registration No. 333-155281, and incorporated herein by reference).

2.5	Share Purchase Agreement dated January 6, 2013, among Interserve Holdings Limited, Willbros International Finance & Equipment Limited and Willbros Group, Inc. (previously filed as Exhibit 2.1 to our Current Report on Form 8-K dated January 6, 2013, filed January 10, 2013, and incorporated herein by reference).

4.1	Certificate of Incorporation of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.1 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.2	Bylaws of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 3.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.3	Form of stock certificate for Common Stock, par value $0.05, of Willbros Group, Inc., a Delaware corporation (previously filed as Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed May 7, 2009, and incorporated herein by reference).

4.4	Indenture (including form of note) dated December 23, 2005, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor and The Bank of New York, as trustee, (previously filed as Exhibit 10.1 to our Current Report on Form 8-K dated December 21, 2005, filed December 23, 2005, and incorporated herein by reference).

4.5	First Supplemental Indenture dated November 2, 2007, among Willbros Group, Inc., a Republic of Panama corporation, Willbros USA, Inc., as guarantor, and The Bank of New York, as trustee, to the Indenture dated December 23, 2005 (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.6	Waiver Agreement dated November 2, 2007, between Willbros Group, Inc., a Republic of Panama corporation, and Portside Growth and Opportunity Fund with respect to the First Supplemental Indenture listed in Exhibit 4.5 above (previously filed as Exhibit 4.1 to the Current Report on Form 8-K dated November 2, 2007, filed November 5, 2007, and incorporated herein by reference).

4.7	Second Supplemental Indenture, dated as of March 3, 2009, among Willbros Group, Inc., a Republic of Panama corporation, Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), as guarantor, and The Bank of New York Mellon, (formerly known as The Bank of New York), as trustee (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 3, 2009, filed March 4, 2009, and incorporated herein by reference).

4.8	Form of Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated by reference herein).

4.9	Form of Amendment to Consent Agreement and Third Supplemental Indenture (previously filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed May 10, 2010, and incorporated herein by reference).

4.10	Fourth Supplemental Indenture dated as of September 16, 2011, among Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), and BOKF, NA dba Bank of Texas, as Trustee (filed as Exhibit 4 to our Current Report on Form 8-K dated September 16, 2011, filed September 16, 2011).

4.11	Fifth Supplemental Indenture dated as of November 7, 2012, among Willbros Group, Inc., a Delaware corporation, Willbros United States Holdings, Inc., a Delaware corporation (formerly known as Willbros USA, Inc.), and BOKF, NA dba Bank of Texas, as trustee (filed as Exhibit 4 to our Current Report on Form 8-K dated November 7, 2012, filed November 8, 2012).

4.12	Stockholder Agreement dated as of March 11, 2010, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 10, 2010, filed March 16, 2010, and incorporated herein by reference).

4.13	First Amendment to Stockholder Agreement dated as of April 21, 2011, between Willbros Group, Inc. and InfrastruX Holdings, LLC (previously filed as Exhibit 4.1 to our Current Report on Form 8-K dated April 21, 2011, filed April 26, 2011, and incorporated herein by reference).

4.14	Certificate of Designations of Series A Preferred Stock (previously filed as Exhibit 3 to our Current Report on Form 8-K dated June 30, 2010, filed July 7, 2010, and incorporated herein by reference).

5**	Opinion of Conner & Winters, LLP, regarding the legality of the securities.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Grant Thornton LLP.

23.3**	Consent of Conner & Winters, LLP (included in Exhibit 5).

24**	Power of Attorney (included on the signature page to this Registration Statement).

*	Included herewith.
**	Previously filed with this Registration Statement.